Exhibit 10.32

December 18, 2019

Mr. Alejandro Coronado Castro
MERTECH, SOCIEDAD ANÓNIMA
Address: 16 calle 9-23, zona 14
Ciudad de Guatemala

Reference: Renewal of the Lease Agreement, Unit 1101-T2

Dear Mr. Coronado,

On behalf of AW GUA, Limitada, we are contacting you as representative of MERTECH, Sociedad Anónima, in reference to the Lease Agreement executed under indenture number 8, authorized on June 1, 2016 by Manuel Humberto Juárez Oliva, Notary, whereby AW GUA, Limitada leased the property owned by MERTECH, Sociedad Anónima, as indicated in such Agreement. We refer to clause "THIRD" paragraph "A", regarding the term of the lease, which literally states: "the fixed term of the lease shall be three years, nine months and thirty days, compulsory for both parties, and will begin June 1, 2016 and will expire March 31, 2020. This term may be renewed, provided, however, the parties decide to renew it ninety days before its expiration, which shall be confirmed by an exchange of letters."

By virtue of the foregoing, AW GUA, Limitada, would like to renew the Lease Agreement for a fixed term of two years, compulsory for both parties, beginning on April 1, 2020, and ending March 31, 2022. Based on the above, AW GUA, Limitada, requests the renewal of the term of the Lease Agreement and expresses its intention that the Lease will continue to be governed on the same terms and conditions agreed upon in such Agreement.

We do hereby request the acceptance by MERTECH, Sociedad Anónima, regarding the suggested renewal, in the terms and conditions indicated above.

Very truly yours,

/s/ Juan Humberto Arrivillaga Morales AW GUA, Limitada

AW GUA, Limitada
Diagonal 6, 12-42 zona 10, Edificio Design Center, Nivel 11, Oficina 1102, Guatemala, Guatemala

January 6, 2020

Mr. Juan Humberto Arrivillaga Morales
AW GUA, LIMITADA
Address: Edificio Design Center, Torre 2, Oficina 1102-T2,
Diagonal 6, 12-42, zona 10,
Ciudad de Guatemala.

Reference: Letter requesting renewal of the Lease Agreement, Unit 1101-T2, dated December 18, 2019.

Dear Sirs
AW GUA, Limitada:

In the name and stead of MERTECH, Sociedad Anónima, this is to inform you that in connection with a letter of December 18, 2019 in which AW GUA, Limitada requested the renewal of the Lease Agreement included in indenture number 8, authorized June 1, 2016 by Manuel Humberto Juárez Oliva, Notary, in which AW GUA, Limitada, leased a real property owned by MERTECH, Sociedad Anónima.

In this letter, MERTECH, Sociedad Anónima, expressly confirms its acceptance to the request to renew the lease agreement, in the terms established in the letter of December 18, 2019, and pursuant to Section ''THREE”, paragraph A of the Lease such renewal is for two compulsory years for both parties. The renewal begins April 1, 2020 and ends March 31, 2022.

Based on the above and as requested by AW GUA, Limitada, we state that the Lease Agreement will be renewed on the same terms and conditions agreed upon in such Agreement.

Very Truly Yours,

s/ Alejandro Coronado Castro MERETECH, Sociedad Anónima

16 Calle 9 - 23 Zona 14 Tel (502) 2484-7001 Guatemala, Guatemala, C.A.